                                                                    Exhibit 23.2

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this amendment No. 1 to the registration statement of Sunstone Hotel Investors, Inc. on Form S-3 (File No. 333-65037) of our report dated February 28, 1997 on our audit of the consolidated financial statements of Sunstone Hotel Investors, Inc. for the year ended December 31, 1996 and of our report dated February 28, 1997 on our audit of the consolidated financial statements of Sunstone Hotel Properties, Inc. (the "Lessee") for the year ended December 31, 1996, which reports appear in Sunstone Hotel Investors, Inc." Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such registration statement.



                                                   /s/PricewaterhouseCoopers LLP
                                                   -----------------------------



San Francisco, California
May 24, 1999